DATE: March 15, 2022

XENIA HOTELS & RESORTS ANNOUNCES THE APPOINTMENT OF ARLENE ISAACS-LOWE
TO ITS BOARD OF DIRECTORS

Orlando, FL – March 15, 2022 - Xenia Hotels & Resorts, Inc. (NYSE: XHR) (“Xenia” or the “Company”) today announced the appointment of Ms. Arlene Isaacs-Lowe to its Board of Directors, effective March 14, 2022. Ms. Isaacs-Lowe was also appointed as a member of the Nominating and Corporate Governance Committee effective March 14, 2022. With the appointment, the Company's Board of Directors increased to ten members, nine of whom are independent, including Ms. Isaacs-Lowe. Ms. Isaacs-Lowe will stand for election as a Board-recommended nominee at the 2022 Annual Meeting of Shareholders.

“On behalf of Xenia’s Board of Directors and management team, I am pleased to welcome Arlene to our Board," commented Marcel Verbaas, Chairman and Chief Executive Officer of Xenia. "Arlene brings a wealth of relevant experience to the Board, and we look forward to her insights that we expect to contribute greatly to the continued success of the Company. Her expertise in ESG initiatives, risk management, credit markets and commercial real estate, coupled with her financial acumen and executive leadership experience, will be of significant value to the Board as it sets and directs the Company’s strategy in the years ahead.”

Ms. Isaacs-Lowe currently serves as Special Advisor to the executive leadership team of Moody’s Corporation (NYSE: MCO)("Moody’s"), an American business and financial services company and provider of financial analysis software and services. She expects to continue in this role until her planned retirement from Moody’s in June 2022. Prior to her role as Special Advisor, from April 2017 to June 2021, Ms. Isaacs-Lowe served as the Global Head of Corporate Social Responsibility (CSR) for Moody’s and President of Moody’s Foundation. In that role, she championed the integration of environmental, social and governance (ESG) considerations across Moody’s to align with stakeholder capitalism and as drivers of long-term value. During her tenure with Moody’s, Ms. Isaacs-Lowe also served as the leader of Moody’s Investor Service Commercial Group’s relationship management team responsible for business development and account management efforts in Europe, the Middle East, and Africa. Prior to joining the Commercial Group in 2010, Ms. Isaacs-Lowe was a lead credit analyst in Moody’s Financial Institutions Group for 12 years. Prior to joining Moody’s, Ms. Isaacs-Lowe held positions with Equinox Realty Advisors, LLC, MetLife, and West World Holding, Inc.

Ms. Isaacs-Lowe currently serves as a non-executive director on the board of Compass PLC, a FTSE100 company and a leading provider of food and support services globally. Ms. Isaacs-Lowe received a degree in accounting from Howard University and holds an MBA, summa cum laude, from Fordham University. She is a member of the New York State Society of CPAs, the New York State Society of Security Analysts, and the CFA Institute.

About Xenia Hotels & Resorts, Inc.

Xenia Hotels & Resorts, Inc. is a self-advised and self-administered REIT that invests in uniquely positioned luxury and upper upscale hotels and resorts with a focus on the top 25 lodging markets as well as key leisure destinations in the United States. The Company owns 33 hotels and resorts comprising 9,468 rooms across 13 states. Xenia’s hotels are in the luxury and upper upscale segments, and are operated and/or licensed by industry leaders such as Marriott, Hyatt, Kimpton, Fairmont, Loews, Hilton, and The Kessler Collection. For more information on Xenia’s business, refer to the Company website at www.xeniareit.com.

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks and uncertainties include, but are not limited to, the effects of the COVID-19 pandemic, including on the demand for travel, transient and group business (including, but not limited to, government-imposed travel or meeting restrictions), and levels of consumer confidence in the safety of travel as a result of the pandemic; the length of the COVID-19 pandemic and severity of such pandemic in the United States; the pace of economic recovery and the recovering of consumer confidence following the COVID-19 pandemic; our ability to implement cost-containment strategies; the adverse effects of the COVID-19 pandemic on our business or the market price of our common stock; and our ability to service, restructure or refinance our debt; our ability to be in compliance with our debt covenants; our ability to access capital on acceptable terms or at all and uncertainty in both the debt and equity capital markets; and the outcome of legal proceedings or other disputes. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as updated in its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Except as required by law, the Company does not undertake, and hereby disclaims, any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Contact:

Atish Shah, Executive Vice President and Chief Financial Officer, Xenia Hotels & Resorts, (407) 246-8100

###
2